EXHIBIT 99
                                                                      ----------

================================================================================

                        SEURITIES AND EXCHANGE COMMISSION

                             Washington, D. C. 20549

                                    FORM 11-K

 [X] ANNUAL REPORT PURSUANT TO SECTION 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

         For the fiscal year ended December 31, 2000.

                                       OR

 [ ] TRANSITION REPORT PURSUANT TO SECTION 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

         For the transition period from _________ to _________.

                        Commission file number 333-26029

A. Full title of the plan and the address of the plan, if different from that of the issuer named below:

                   FIRST NATIONAL BANK EMPLOYEES' SAVINGS PLAN

B. Name of issuer of the securities held pursuant to the plan and the address of its principal executive office:

                           FIRST NATIONAL CORPORATION
                         950 JOHN C. CALHOUN DRIVE, S.E.
                           ORANGEBURG, SOUTH CAROLINA

                               FIRST NATIONAL BANK
                             EMPLOYEES' SAVINGS PLAN
                             -----------------------

                              FINANCIAL STATEMENTS
                         WITH SUPPLEMENTARY INFORMATION
                     YEARS ENDED DECEMBER 31, 2000 AND 1999
                                       AND
                          INDEPENDENT AUDITORS' REPORT

================================================================================

                               FIRST NATIONAL BANK
                             EMPLOYEES' SAVINGS PLAN
                             -----------------------

                                TABLE OF CONTENTS
                                -----------------

                                                                            PAGE
                                                                            ----

Independent Auditors' Report                                                  2
Statements of Net Assets Available for Benefits                               3
Statements of Changes in Net Assets Available for Benefits                  4-5
Notes to Financial Statements                                               6-9
Supplementary Information:
   Schedule of Assets Held for Investment Purposes                           10

                          INDEPENDENT AUDITORS' REPORT
                          ----------------------------

To the Administrative Committee of
First National Bank Employees' Savings Plan

We have audited the accompanying statements of net assets available for benefits of the First National Bank Employees' Savings Plan as of December 31, 2000 and 1999, and the related statements of changes in net assets available for benefits for the years then ended. These financial statements are the responsibility of the Plan's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the net assets available for benefits of the First National Bank Employees' Savings Plan as of December 31, 2000 and 1999, and the changes in net assets available for benefits for the years then ended, in conformity with accounting principles generally accepted in the United States of America.

Our audits were conducted for the purpose of forming an opinion on the basic financial statements taken as a whole. The supplemental schedules of Assets Held for Investment Purposes and Reportable Transactions are presented for the purpose of additional analysis and are not a required part of the basic financial statements but are supplementary information required by the Department of Labor's Rules and Regulations for Reporting and Disclosures under the Employee Retirement Income Act of 1974. The supplemental schedules have been subjected to the auditing procedures applied in the audits of the basic financial statements and, in our opinion, are fairly stated in all material respects in relation to the basic financial statements taken as a whole.

Columbia, South Carolina
June 21, 2001

                               FIRST NATIONAL BANK
                             EMPLOYEES' SAVINGS PLAN
                             -----------------------

                         STATEMENTS OF NET ASSETS AVAILABLE FOR BENEFITS, DECEMBER 31, 2000 AND 1999
----------------------------------------------------------------------------------------------------------------------------------
----------------------------------------------------------------------------------------------------------------------------------
                                          ................................... DECEMBER 31, 2000 ..................................
                                                                                   INTER-       FIRST
                                             FIXED       ASSET       INDEXED       GROWTH      NATIONAL     NATIONAL
                                            INCOME      MANAGER      EQUITY        EQUITY       EQUITY        CORP.
                                             FUND         FUND         FUND         FUND         FUND      STOCK FUND     TOTAL
                                             ----         ----         ----         ----         ----      ----------     -----
ASSETS:
  Investments, at contract value
        New York Life Insurance
           Company, Investment
           Contracts                      $2,053,028   $2,091,592   $2,717,025   $1,085,627   $  139,325   $     --     $8,086,597

 Investments, at fair value:
       First National Corporation               --           --           --           --           --        667,341      667,341
       Money Market Funds                       --           --           --           --           --          4,212        4,212
                                          ----------------------------------------------------------------------------------------
                   Total investments       2,053,028    2,091,592    2,717,025    1,085,627      139,325      671,553    8,758,150
                                          ----------------------------------------------------------------------------------------


  Receivables:
     Employer's contribution                  19,956       25,284       55,316       38,945        7,249       29,693      176,443
     Employees' contribution                     762         --           --           --           --          4,174        4,936
                                          ----------------------------------------------------------------------------------------
                  Total receivables           20,718       25,284       55,316       38,945        7,249       33,867      181,379
                                          ----------------------------------------------------------------------------------------


                   Net assets available
                   for benefits            2,073,746    2,116,876    2,772,341    1,124,572      146,574      705,420    8,939,529
                                          ========================================================================================

                      STATEMENTS OF NET ASSETS AVAILABLE FOR BENEFITS, DECEMBER 31, 2000 AND 1999(continued)
----------------------------------------------------------------------------------------------------------------------------------
----------------------------------------------------------------------------------------------------------------------------------
                                          ....................... DECEMBER 31, 1999 ....................
                                                                                  FIRST
                                             FIXED       MULTI-       INDEXED    NATIONAL
                                            INCOME       ASSET        EQUITY       CORP.
                                             FUND         FUND         FUND     STOCK FUND      TOTAL
                                             ----         ----         ----     ----------      -----
ASSETS:
  Investments, at contract value
        New York Life Insurance
           Company, Investment
           Contracts                      $2,117,167   $2,705,562   $3,315,349   $     --     $8,138,078

 Investments, at fair value:
       First National Corporation               --           --           --        794,745      794,745
       Money Market Funds                       --           --           --         12,518       12,518
                                          --------------------------------------------------------------
                   Total investments       2,117,167    2,705,562    3,315,349      807,263    8,945,341
                                          --------------------------------------------------------------

  Receivables:
     Employer's contribution                  22,905       36,598       65,279       30,731      155,513
     Employees' contribution                   3,276        4,602        8,462        4,738       21,078
                                          --------------------------------------------------------------
                  Total receivables           26,181       41,200       73,741       35,469      176,591
                                          --------------------------------------------------------------

                   Net assets available
                   for benefits            2,143,348    2,746,762    3,389,090      842,732    9,121,932
                                          ==============================================================

    THE ACCOMPANYING NOTES ARE AN INTEGRAL PART OF THESE FINANCIAL STATEMENTS
    -------------------------------------------------------------------------

                               FIRST NATIONAL BANK
                             EMPLOYEES' SAVINGS PLAN
                             -----------------------

            STATEMENT OF CHANGES IN NET ASSETS AVAILABLE FOR BENEFITS
                          YEAR ENDED DECEMBER 31, 2000

--------------------------------------------------------------------------------------------------------

                                                    FIXED          ASSET         INDEXED        GROWTH
                                                   INCOME         MANAGER        EQUITY         EQUITY
                                                    FUND           FUND           FUND           FUND
                                                    ----           ----           ----           ----
Additions to net assets attributed to:
   Investment income:
      Interest                                  $   131,085    $      --      $      --      $      --
      Dividends                                        --           70,571         27,770           --
      Net depreciation in
         fair value of investments                     --          (62,364)      (322,901)       (88,267)
                                                --------------------------------------------------------
               Total investment income (loss)       131,085          8,207       (295,131)       (88,267)
                                                --------------------------------------------------------

   Contributions:
      Employer                                       19,956         25,284         55,316         38,945
      Employee                                      170,448        131,077        267,504        203,112
                                                --------------------------------------------------------
               Total contributions                  190,404        156,361        322,820        242,057
                                                --------------------------------------------------------

               Total additions                      321,489        164,568         27,689        153,790
                                                --------------------------------------------------------

Deductions from net assets attributed to:
   Benefits paid to participants                    268,649        120,175        153,186         99,250
   Administrative expenses                            8,250           --             --             --
                                                --------------------------------------------------------

               Total deductions                     276,899        120,175        153,186         99,250
                                                --------------------------------------------------------

Net increase (decrease) prior to
   interfund transfers                               44,590         44,393       (125,497)        54,540
Interfund transfers                                (114,192)      (674,279)      (491,252)     1,070,032
                                                --------------------------------------------------------

               Net increase (decrease)              (69,602)      (629,886)      (616,749)     1,124,572

Net assets available for benefits:
   Beginning of year                              2,143,348      2,746,762      3,389,090           --
                                                --------------------------------------------------------

   End of year                                    2,073,746      2,116,876      2,772,341      1,124,572
                                                ========================================================

      STATEMENT OF CHANGES IN NET ASSETS AVAILABLE FOR BENEFITS(continued)
                          YEAR ENDED DECEMBER 31, 2000

------------------------------------------------------------------------------------------
                                                  INTER-          FIRST
                                                 NATIONAL        NATIONAL
                                                  EQUITY       CORPORATION
                                                   FUND         STOCK FUND        TOTAL
                                                   ----         ----------        -----
Additions to net assets attributed to:
   Investment income:
      Interest                                  $      --      $     1,027    $   132,112
      Dividends                                        --           23,773        122,114
      Net depreciation in
         fair value of investments                  (24,682)      (399,957)      (898,171)
                                                -----------------------------------------
               Total investment income (loss)       (24,682)      (375,157)      (643,945)
                                                -----------------------------------------

   Contributions:
      Employer                                        7,249         29,693        176,443
      Employee                                       55,167        152,886        980,194
                                                -----------------------------------------
               Total contributions                   62,416        182,579      1,156,637
                                                -----------------------------------------

               Total additions                       37,734       (192,578)       512,692
                                                -----------------------------------------

Deductions from net assets attributed to:
   Benefits paid to participants                      2,382         43,203        686,845
   Administrative expenses                             --             --            8,250
                                                -----------------------------------------

               Total deductions                       2,382         43,203        695,095
                                                -----------------------------------------

Net increase (decrease) prior to
   interfund transfers                               35,352       (235,781)      (182,403)
Interfund transfers                                 111,222         98,469           --
                                                -----------------------------------------

               Net increase (decrease)              146,574       (137,312)      (182,403)

Net assets available for benefits:
   Beginning of year                                   --          842,732      9,121,932
                                                -----------------------------------------

   End of year                                      146,574        705,420      8,939,529
                                                =========================================

    THE ACCOMPANYING NOTES ARE AN INTEGRAL PART OF THESE FINANCIAL STATEMENTS
    -------------------------------------------------------------------------

                               FIRST NATIONAL BANK
                             EMPLOYEES' SAVINGS PLAN

            STATEMENT OF CHANGES IN NET ASSETS AVAILABLE FOR BENEFITS
                          YEAR ENDED DECEMBER 31, 1999

------------------------------------------------------------------------------------------------------------------
                                                                                           FIRST
                                               FIXED         ASSET         INDEXED       NATIONAL
                                               INCOME        MANAGER        EQUITY      CORPORATION
                                                FUND          FUND           FUND        STOCK FUND       TOTAL
                                                ----          ----           ----        ----------       -----
Additions to net assets attributed to:
   Investment income:
      Interest                              $   119,988   $      --      $      --      $       554    $   120,542
      Dividends                                    --          88,694         31,741         17,394        137,829
      Net appreciation (depreciation)
         in fair value of investments              --         202,523        515,770       (191,669)       526,624
      Realized gain (loss) on investments          --           1,063         42,074         (4,218)        38,919
                                            ----------------------------------------------------------------------
               Total investment income          119,988       292,280        589,585       (177,939)       823,914
                                            ----------------------------------------------------------------------
   Contributions:
      Employer                                   22,905        36,598         65,279         30,731        155,513
      Employee                                   95,689       147,623        286,689        147,167        677,168
                                            ----------------------------------------------------------------------
               Total contributions              118,594       184,221        351,968        177,898        832,681
                                            ----------------------------------------------------------------------

               Total additions                  238,582       476,501        941,553            (41)     1,656,595
                                            ----------------------------------------------------------------------

Deductions from net assets attributed to:
   Benefits paid to participants                182,816        97,865        165,646         52,024        498,351
   Administrative expenses                        7,158          --             --             --            7,158
                                            ----------------------------------------------------------------------

               Total deductions                 189,974        97,865        165,646         52,024        505,509
                                            ----------------------------------------------------------------------

Net increase (decrease) prior to
   interfund transfers                           48,608       378,636        775,907        (52,065)     1,151,086
Interfund transfers                             412,533      (122,092)      (300,806)        10,365           --
                                            ----------------------------------------------------------------------

               Net increase (decrease)          461,141       256,544        475,101        (41,700)     1,151,086

Net assets available for benefits:
   Beginning of year                          1,682,207     2,490,218      2,913,989        884,432      7,970,846
                                            ----------------------------------------------------------------------

   End of year                                2,143,348     2,746,762      3,389,090        842,732      9,121,932
                                            ======================================================================

    THE ACCOMPANYING NOTES ARE AN INTEGRAL PART OF THESE FINANCIAL STATEMENTS
    -------------------------------------------------------------------------

                               FIRST NATIONAL BANK
                             EMPLOYEES' SAVINGS PLAN
                             -----------------------

                          NOTES TO FINANCIAL STATEMENTS
--------------------------------------------------------------------------------

NOTE A - DESCRIPTION OF PLAN:

The following description of the First National Bank ("Company") Employees' Savings Plan ("Plan") provides only general information. Participants should refer to the Plan agreement for a more complete description of the Plan's provisions.

     General - The Plan is a contributory defined contribution plan covering all full-time employees of the Company and all affiliates of the Company who have one year of service and are age twenty-one or older. It is subject to the provisions of the Employee Retirement Income Security Act of 1974 (ERISA).

     Contributions - Each year, participants may contribute up to 18% of pretax annual base compensation, as defined in the Plan. Participants may also contribute amounts representing distributions from other qualified retirement plans. The Company will match 50% of the first 4% of base compensation up to a maximum matching contribution of 2% of base compensation. Employer contributions may be made from current or accumulated net profits. Contributions are subject to certain limitations.

     Participant accounts - Each participant's account is credited with the participant's contribution, the Company's matching contribution and allocations of Plan earnings. The participant's account is charged with an allocation of administrative expenses. Allocations are based on account balances, as defined by the Plan. The benefit to which a participant is entitled is the benefit that can be provided from the participant's account.

     Vesting - Participants' accounts are fully vested.

     Payment of benefits - On termination of service due to death, disability, retirement, or other reasons, a participant may elect to receive a lump-sum amount equal to the value of his or her account.

     Investment options - Upon enrollment in the Plan, a participant may direct employee contributions in any of the following investment options.

         1) Fixed Income Fund - Funds are invested in guaranteed interest contracts in an insurance contract.

         2) Asset Manager Fund - Funds are invested in pooled insurance contracts that invest primarily in domestic and foreign common stocks, U.S. Treasuries and agencies, investment-grade corporate bonds, mortgage pass-through securities, asset-backed securities and money market instruments.

FIRST NATIONAL BANK
EMPLOYEES' SAVINGS PLAN
NOTES TO FINANCIAL STATEMENTS
--------------------------------------------------------------------------------

NOTE A - DESCRIPTION OF PLAN (CONTINUED):

         3) Indexed Equity Fund - Funds are invested in pooled insurance contracts that invest in common stock that replicate stocks comprising the Standard and Poor's 500 Composite Index.

         4) Growth Equity Fund - Funds are invested in pooled insurance contracts that invest primarily in stocks issued by companies with investment characteristics such as: participation in expanding markets, increasing return on investment, increasing unit sales volume, and higher growth in revenue and earnings per share relative to the average of common stocks comprising indices such as the Standard and Poor's 500 Composite Index.

         5) International Equity Fund - Funds are invested in pooled insurance contracts that invest primarily in non-U.S. common stocks with an emphasis on large, well-established companies. A value approach is used for country selection, with a broad diversification of holdings within each country. Stocks of both established economies and emerging market countries are included.

         6) First National Corporation Stock Fund - The First National Corporation Stock Fund invests only in First National Corporation common shares and money market equivalents.

NOTE B - SUMMARY OF ACCOUNTING POLICIES:

     Basis of Accounting - The financial statements of the Plan are prepared using the accrual method of accounting.

     Investment Valuation - The Plan's investments are stated at fair value except for its investment contract with an insurance company which is valued at contract value (Note C). The Company stock is valued at its quoted market price.

     Purchase and sales of securities are recorded on a trade-date basis.
         Interest income is recorded on the accrual basis. Dividends are recorded on the ex-dividend date.

     Payment of Benefits - Benefits are recorded when paid.

     Estimates - The preparation of financial statements in conformity with generally accepted accounting principles requires the plan administrator to make estimates and assumptions that affect certain reported amounts and disclosures. Accordingly, actual results may differ from those estimates.

NOTE C - INVESTMENT CONTRACT WITH INSURANCE COMPANY:

The Plan has an investment contract with New York Life Insurance Company (New York Life) to invest the assets of the Plan. New York Life, as the Plan's custodian, maintains the assets in a pooled account. The account is credited with actual earnings on the underlying investments (a fixed income fund, multi-asset fund and indexed equity fund) and charged for Plan withdrawals and administrative expenses charged by New York Life.

FIRST NATIONAL BANK
EMPLOYEES' SAVINGS PLAN
NOTES TO FINANCIAL STATEMENTS
--------------------------------------------------------------------------------

NOTE C - INVESTMENT CONTRACT WITH INSURANCE COMPANY (CONTINUED):

The contract is included in the financial statements at contract value, which represents contributions made under the contract, plus earnings, less Plan withdrawals and administrative expenses.

Participants may ordinarily direct the withdrawal or transfer of all or a portion of their investment at contract value. There are no reserves against contract value for credit risk of the contract issuer or otherwise. The fair value of the investment contract at December 31, 2000 and 1999 was $8,086,597 and $8,138,078, respectively.

NOTE D - RELATED PARTY TRANSACTIONS:

The First National Corporation Funds are held by the Plan sponsor's Trust Department. There were no fees paid by the Plan to the Trust Department.

NOTE E - INVESTMENTS:

Except for its investment contracts with an insurance company (Note C), the Plan's investments are held in a bank-administered trust fund. The following presents investments at December 31, 2000 and 1999.

                                                    2000         1999
                                                    ----         ----

         First National Corporation,
            50,845 and 35,322 shares,
           respectively                           $667,341     $794,745
         Federated Automated Government Money
           Market Fund (44), 4,188 and 7,823
           shares, respectively
                                                     4,188        7,823
         Federated Automated Cash Management
           Fund (75), 24 and 4,695 shares,
           respectively                                 24        4,695
                                                  --------     --------
                                                   671,553      807,263
                                                  ========     ========

The number of employees participating in each of the Plan's investment options at December 31, 2000 and 1999, is as follows:

                                                    2000         1999
                                                    ----         ----

         Fixed Income Fund                             113          121
         Asset Manager Fund                            167          214
         Indexed Equity Fund                           241          242
         Growth Equity Fund                            160         --
         International Equity Fund                      61         --
         First National Corporation Stock Fund         179          196

FIRST NATIONAL BANK
EMPLOYEES' SAVINGS PLAN
NOTES TO FINANCIAL STATEMENTS
--------------------------------------------------------------------------------

NOTE F - PLAN TERMINATION:

Although it has not expressed any intent to do so, the Company has the right under the Plan to discontinue its contributions at any time and to terminate the Plan subject to the provisions of ERISA. In the event of Plan termination, participants will become 100% vested in their account.

NOTE G - TAX STATUS:

The Internal Revenue Service has determined and informed the Company by a letter dated November 4, 1992, that the Plan and related trust are designed in accordance with applicable sections of the Internal Revenue Code and therefore exempt from Federal and State taxation. The Plan has been amended since receiving the determination letter. However, the Plan administrator believes that the Plan is designed and is currently being operated in compliance with the applicable requirement of the Internal Revenue Code.

NOTE H - PLAN OPERATING COSTS:

The Company pays certain administrative costs of the Plan such as legal, audit, and administrative fees.

                               FIRST NATIONAL BANK
                             EMPLOYEES' SAVINGS PLAN
                             -----------------------

                 SCHEDULE OF ASSETS HELD FOR INVESTMENT PURPOSES
                                DECEMBER 31, 2000

-----------------------------------------------------------------------------------------------------------------------
   IDENTITY OF                                   DESCRIPTION OF INVESTMENT
   ISSUE, BORROWER,                              INCLUDING MATURITY DATE, RATE OF
   LESSOR, OR SIMILAR                            INTEREST, COLLATERAL,PAR OR                              CURRENT
   PARTY                                         MATURITY VALUE                            COST            VALUE
   --------------------------------------------------------------------------------------------------------------------
   New York Life Insurance Co.                   Guaranteed Interest Contract             $ 2,053,028      $ 2,053,028

   New York Life Insurance Co.                   Pooled separate insurance contracts        4,668,947        6,033,569

*  First National Corporation                    50,845 common shares                       1,013,114          667,341

   Federated Automated Government  Fund          Money Market Fund                              4,188            4,188

   Federated Automated Cash Management Fund      Money Market Fund                                 24               24



* Indicates a party in interest